                              UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                         AMENDMENT NUMBER S EVEN TO

                                FORM SB-2

                          FILE NO.: 333-123465

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PALOMINE MINING INC.

                       ---------------------------

             (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For

-------------   ---------------------------   ----------------

(State or       (Primary Standard Industrial  (I.R.S. Employer

jurisdiction of  Classification Code Number) Identification No.)

incorporation or

organization)

                          Palomine Mining Inc.

                      Eugene N. Larabie, President

                       595 Howe Street, Suite 507

                      Vancouver, British Columbia

                             Canada V6C 2T5

                       Telephone: (604) 681-6466

                       Facsimile: (604) 681-2161

--------------------------------------------------------------

(Address and telephone number of principal executive offices)

                      Empire Stock Transfer Inc.

                  7251 West Lake Mead Blvd, Suite 300

                       Las Vegas, Nevada, 89128

                      Telephone: (702) 562-4091

--------------------------------------------------------------

  (Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public:               as soon as practicable after

                                           the effective date of this

                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415

under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement

number of the earlier effective registration statement for the same offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box.                                      |__|

                  CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------

TITLE OF EACH                   PROPOSED      PROPOSED

CLASS OF                        MAXIMUM       MAXIMUM

SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF

TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION

REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)

-----------------------------------------------------------------------

Common Stock    $230,000         $0.10

    $230,000     $27.07

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(1) Based on the last sales price on October 29, 2004.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE

OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE

REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES

THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN

ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE

COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

          SUBJECT TO COMPLETION, Dated February 2, 2006

   PROSPECTUS

                            PALOMINE MINING INC.

                              2,300,000 SHARES

                                COMMON STOCK

                              ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We have not filed an application to have our shares quoted on the OTC Bulletin Board.  We intend to apply to have our shares quoted following the effective date of our registration statement. We determined this offering price based upon the price of recent sales of our common stock to investors pursuant to Regulation S.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: February 2, 2006

Table Of Contents

                                                               PAGE

Summary .......................................................  6

Risk Factors ..................................................  7

  -  If we do not obtain additional financing, our business

     will fail ................................................  7

  -  Because we have only recently commenced business operations,

     we face a high risk of business failure ..................  8

  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business

     will fail ................................................  8

-  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  9

  -  Because of the inherent dangers involved in mineral

     exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  9

  -  Even if we discover commercial reserves of precious metals on the Gab Property, we may not be able to successfully

     obtain commercial production .............................  9

  -  Because we will incur significant administrative costs in becoming a reporting company and complying with reporting

     obligations, funds that we would normally use for business operations will be diverted...............................  9

  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be

     negatively affected ......................................  9

-  Because our directors own 46.5% of our outstanding stock,

   they could control and make corporate decisions that may

   be disadvantageous to other minority stockholders  ........10

  -  Because our president has other business interests,

     he may not be able or willing to devote a sufficient

     amount of time to our business operations, causing our

     business to fail ......................................... 10

-  Because we are not under any obligation to register your

   stock for resale in any particular state or foreign

   jurisdiction, you may incur significant costs in order to

   qualify to sell your stock ............................... 10

  -  If a market for our common stock does not develop,

     shareholders may be unable to sell their shares .......... 10

  -  A purchaser is purchasing penny stock which limits the

Directors, Executive Officers, Promoters and Control Persons..  17

Security Ownership of Certain Beneficial Owners and Management  17

Description of Securities ..................................... 18

Interest of Named Experts and Counsel ......................... 19

Disclosure of Commission Position of Indemnification for

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration.  To date, we have only conducted initial exploration on our sole mineral property asset known as the Gab property located in Yellowknife, Northwest Territories.  Pursuant to a Mineral Property Option Agreement dated October 28, 2004, as amended, we have the sole and exclusive right and option to acquire an 80% undivided right, title and interest in and to the claim.  The owner of the Gab property and the grantor of the option is Max Braden of Yellowknife, Northwest Territories.

Our objective is to conduct mineral exploration activities on the Gab property to assess whether it possesses economic reserves of gold.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on August 13, 2004 under the laws of the state of Nevada.  Our principal offices are located at 595 Howe Street, Suite 507, Vancouver, British Columbia, Canada V6C 2T5. Our telephone number is (604) 681-6466.

The Offering:

Securities Being Offered     Up to 2,300,000 shares of common stock.

Offering Price               The selling shareholders will sell our

                             shares at $0.10 per share until our shares

                             are quoted on the OTC Bulletin Board, and

                             thereafter at prevailing market prices or

                             privately negotiated prices.  We

                             determined this offering price based upon

                             the price of the last sale of our common

                             stock to investors.

Terms of the Offering        The selling shareholders will determine

                             when and how they will sell the common

                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the

                             2,300,000 shares of common stock have been

                             sold, the shares no longer need to be

                             registered to be sold or we decide to

                             terminate the registration of the

                             shares.

Securities Issued

And to be Issued             4,300,000 shares of our common stock are

                             issued and outstanding as of the date of

                             this prospectus.  All of the common stock

                             to be sold under this prospectus will be

                             sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the

                             sale of the common stock by the selling

                             shareholders.

Summary Financial Information

                                 October 31, 2005     January 31, 2005

                                  (unaudited)          (audited)

Cash

      $ 2,744             $23,160

Total Assets

      $ 2,744             $23,160

Liabilities

      $    582             $ 6,200

Total Stockholders’ Equity

      $ 2,162             $16,960

Statement of Loss and Deficit

                           From Incorporation on

                    August 13, 2004 to October 31, 2005

                                (unaudited)

Revenue                           $     0

Net Loss and Deficit             ($ 21,038 )

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Gab property, and therefore we will need to obtain additional financing in order to complete our plan of operations.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our plan of operations calls for significant expenses in connection with the exploration of the Gab property.  We will require additional financing in order to complete the phase two exploration program on the property with an estimated budget of $5,000 and to conduct further exploration in order to determine whether the property contains economic mineralization, to exercise our option relating to the Gab property and to cover our anticipated administrative costs.

We are contractually obligated to incur at least an additional $50,000 on the Gab property by December 31, 200 6 and an additional $100,000 by December 31, 200 7 or we will lose our rights to the property.

We will also require additional financing if the costs of the exploration of the Gab property are greater than anticipated.  Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Gab property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Gab property. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on August 13, 2004 and to date have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Gab property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky.  The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.   In all probability, the Gab property does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our plan of operations.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant’s report to our audited financial statements for the period ended January 31, 2005 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE GAB PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Gab property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production.  We may not be able to obtain such financing.

BECAUSE WE WILL INCUR SIGNIFICANT ADMINISTRATIVE COSTS IN BECOMING A REPORTING COMPANY AND COMPLYING WITH REPORTING OBLIGATIONS, FUNDS THAT WE WOULD NORMALLY USE FOR BUSINESS OPERATIONS WILL BE DIVERTED.

We anticipate incurring approximately $10,000 over the next 12 months in connection with the filing of our registration statement and compliance with reporting obligations.  These funds will be derived from our current cash on hand and any additional funds we raise.  We would otherwise use such funds for our business operations including exploration of our mineral property interest.  Because these funds will be diverted from such operations, our business could be adversely impacted as a result.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Gab property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 46.5% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 46.5% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Eugene Larabie spends approximately 20% of his business time providing his services to us.  While Mr. Larabie presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE WE ARE NOT UNDER ANY OBLIGATION TO REGISTER YOUR STOCK FOR RESALE IN ANY PARTICULAR STATE OR FOREIGN JURISDICTION, YOU MAY INCUR SIGNIFICANT COSTS IN ORDER TO QUALIFY TO SELL YOUR STOCK

In order to comply with state or foreign laws regarding the resale of our common stock in these jurisdictions, you will be responsible for ensuring compliance with all applicable securities laws.  We are not under any obligation to register our stock for resale in any particular state or foreign country.  Accordingly, you may costs of as much as $10,000 in order to qualify to resale your stock in certain jurisdictions.  You will be solely responsible for compliance with applicable securities laws in any jurisdiction in which you sell our stock.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

                          Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.

During October 2004, we completed three separate offerings at $0.001, $0.01 and $0.10 respectively.  The purchase price for our common stock increased from $0.001 to $0.10 in mid-October due to our management’s decision to investigate and acquire a mineral property asset.  The purchase price increased from $0.01 in $0.10 at the end of October reflecting our acquisition of an interest in the Gab property.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

                       Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 2,300,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.    1,200,000 shares of our common stock that the selling

      shareholders acquired from us at a price of $0.001 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 4,

      2004; and

2.    1,000,000 shares of our common stock that the selling

      shareholders acquired from us at a price of $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 26, 2004;

      and

3.    100,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.10 per share in an offering that was exempt from registration  under Regulation S of the

      Securities Act of 1933 and was completed on October 29, 2004.

Each of the purchasers of shares pursuant to these Regulation S offerings were close friends or business associates known to the directors.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;

  2.  the total number of shares that are to be offered for each;

  3.  the total number of shares that will be owned by each upon completion of the offering; and

  4.  the percentage owned by each upon completion of the offering.

                               Total Number

  Of Shares To     Total Shares  Percent

  Be Offered For   Owned Upon    Owned Upon

Name Of

   Shares Owned

   Selling

      Completion    Completion

Selling

   Prior To This

    Shareholders

      Of This       Of This

Stockholder

   Offering

    Account

      Offering      Offering

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Jerold Bradley

595 Howe Street

Suite 507

Vancouver, BC V6C 2T5      200,000     200,000        Nil         Nil

William Campbell

7361 Montecito Drive

Suite 6

Vancouver, BC V5A 1R4      200,000     200,000        Nil         Nil

Nazim Gillani

289 Alexander Street

Suite 622

Vancouver, BC V6A 4H6      200,000     200,000        Nil         Nil

Deanna Sauve

800 W Pender Street

Suite 1250

Vancouver, BC V6C 2V6      200,000     200,000        Nil         Nil

Florence Brown

714 Donegal Place

N. Vancouver, BC V7N 2X5   200,000     200,000        Nil         Nil

William S. Elston

700 Chico Street

Suite 801

Vancouver, BC V6G 2R1      200,000     200,000        Nil         Nil

James Tong

4353 Halifax Street

Suite 904

Burnaby, BC V5C 5Z4        100,000     100,000        Nil         Nil

M. O. David Sioson

657 East 28th Avenue

Vancouver, BC V5V 2N4       65,000      65,000        Nil         Nil

Danilo K. Lacsamana

1103 East 28th Avenue

Vancouver, BC V5V 2K6      130,000     130,000        Nil         Nil

Maximino S. Sioson

636 East 27th Avenue

Vancouver, BC V5V 2K6       75,000      75,000        Nil         Nil

Sze Wai Lee

8291 French Street

Suite 6

Vancouver, BC V6P 4V9      140,000     140,000        Nil         Nil

S. W. Danny Tong

1833 Frances Street

Vancouver, BC V5L 1Z8       65,000      65,000        Nil         Nil

S. Y. Richard Tong

7622 6th Street

Burnaby, BC V3N 3M5         80,000      80,000        Nil         Nil

Linda Liu

4421 Georgia Street

Burnaby, BC V5C 2V1        170,000     170,000        Nil         Nil

A. Such Man Tong

870 East 54th Avenue

Vancouver, BC V5X 2L7      100,000     100,000        Nil         Nil

Lai Chun Fung Tong

1239 Blaine Drive

Burnaby, BC V5A 2L7         75,000      75,000        Nil         Nil

Chris Dowsley

2615 Jane Street

Suite 307

Port Coquitlam, BC V3C 3K3   8,500       8,500        Nil         Nil

Jason Swan

741 Porter Street

Coquitlam, BC V3J 5B7       12,000      12,000        Nil         Nil

Omer Sauve

2733 East 15th Avenue

Vancouver, BC V5M 2K2        9,000       9,000        Nil         Nil

Randall Pow

1255 Bidwell Street

Suite 1103

Vancouver, BC V6G 2K8       15,000      15,000        Nil         Nil

Kimberly O’Reily

2374 Shawna Way

Coquitlam, BC V3K 3A2        6,000       6,000        Nil         Nil

Scott Schumacher

2254 Paradise Avenue

Coquitlam, BC V3K 6H3        9,000       9,000        Nil         Nil

Ryan Swan

1025 Brunette Avenue

Coquitlam, BC V3K 1E6       10,000      10,000        Nil         Nil

Jennifer Harrison

1255 Riverside Drive

Suite 43

Port Coquitlam, BC V3B 7W5   7,500       7,500        Nil         Nil

Sydney Wharton

944 Spence Avenue

Coquitlam, BC V3J 4V6       18,000      18,000        Nil         Nil

Dana Tosoni

1330 Victoria Drive

Port Coquitlam, BC V3B 6M9   5,000       5,000        Nil         Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,300,000 shares of common stock outstanding on the date of this prospectus.

Florence Brown is the mother of Barry Brown, a director.  Otherwise, none of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $7,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1.  Not engage in any stabilization activities in connection with our common stock;

  2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission,

which:

  *  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  *  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

  *  contains a brief, clear, narrative description of a dealer market,

     including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

*  contains a toll-free telephone number for inquiries on

disciplinary actions;

*  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;

  *  details of the compensation of the broker-dealer and its salesperson in the transaction;

  *  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  *  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

“Blue Sky” Laws

“Blue Sky” refers to state laws that regulate the offer and sale of securities, as well as registration and reporting requirements.  These laws vary from state to state.  Before a security may be sold in a state, there must be a registration in place to cover the transaction, or an available exemption from registration.

We have not taken any steps to ensure that the selling shareholders may resell their shares in any particular state.  Each selling shareholder shall be responsible for determining whether a resale of the shares is exempt from state securities registration requirements or for any filing or disclosure requirements.  Selling shareholders may also sell their shares in foreign jurisdictions provided that they comply with securities laws of the jurisdiction in question.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Eugene N. Larabie                69

Barry Brown                      52

Executive Officers:

Name of Officer                  Age

Office

---------------------           -----           -------

Eugene N. Larabie                69             President, Chief

                                                Executive Officer,

                                                Secretary, Treasurer,

                                                Principal Accounting

                                                Officer and Principal

                                                Financial Officer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Eugene N. Larabie has acted as our president, chief executive officer, secretary, treasurer and a director since our incorporation on August 13, 2004.  Since 1984, Mr. Larabie has been the president and principal of Laroth Engineering Ltd., a private British Columbia company that provides mineral exploration and mining services.  Mr. Larabie is a professional engineer who graduated from Haileybury School of Mines in 1957.  He is a member of the Professional Engineers Association of the Provinces of Ontario and British Columbia, Canada.

Mr. Barry Brown has acted as a director since August 13, 2004.  He graduated from the University of British Columbia in 1976 with a Bachelor of Commerce degree in finance.  Since 1978, he has acted as president and a director of Barry Development Ltd., a private British Columbia company involved in the management of reporting and non-reporting companies.  From February 2000 to present, Mr. Brown has acted as president and a director of Strikezone Minerals (Canada) Ltd., a British Columbia and Alberta reporting company involved in the exploration of mineral properties.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

                                                Amount of

Title of      Name and address                  beneficial     Percent

Class         of beneficial owner               ownership      of class

Common         Eugene N. Larabie                1,000,000      23.26%

Stock          President, Chief

               Executive Officer,

               Secretary, Treasurer

               and Director

               595 Howe Street, Suite 507

               Vancouver, BC V6C 2T5

Common         Barry Brown                      1,000,000      23.26%

Stock          Director

               700 West Pender Street

               Suite 1408

               Vancouver, BC V6C 1G8

Common         All officers and directors       2,000,000       46.5%

Stock          as a group that consists of

               two people

The percent of class is based on 4,300,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of February 2, 2006 , there were 4,300,000 shares of our common stock issued and outstanding held by 28 stockholders of record.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For

                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on August 13, 2004 under the laws of the state of Nevada.  On that date, Eugene N. Larabie and Barry Brown were appointed as our directors.  As well, Mr. Larabie was appointed as our president, chief executive officer, secretary and treasurer.

                         Description Of Business

In General

We have commenced business operations as an exploration stage company.  We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.  We have the sole and exclusive right and option to acquire an 80% undivided right, title and interest in and to the mineral property known as the Gab claim.  There is no assurance that a commercially viable mineral deposit exists on the property.  Further exploration will be required before a final evaluation as to the economic feasibility of the claim is determined.

Our plan of operation is to conduct exploration work on the Gab property in order to ascertain whether it possesses economic quantities of gold.  There can be no assurance that economic mineral deposits or reserves exist on the Gab property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Gab property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the Gab claim.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results, as well as our president Eugene Larabie, who is a professional engineer.

Description, Location and Access

The Gab property is located near Cross Lake, five miles south of Thistlewaite Lake and approximately 80 miles northeast of Yellowknife in the southern part of the Northwest Territories, Canada.  The property is located at approximately Latitude 63°05”N and Longitude 113°30’W.

The mining claim is accessible by float plane to nearby Gordon Lake or by helicopter.  An old winter road exists from Cross Lake to the old mine site of Discovery Mines.  Facilities and the skilled population base at Yellowknife are readily available and will provide all the necessary services needed for property exploration.

The area inclusive of the Gab property exhibits sub arctic alder and white lodge pine intermixed with tundra bogs.  Good rock exposure is found along the lake shores.  Winters are cold with generally medium snowfall accumulations and summers are temperate with adequate precipitation.

Gab Claim Mineral Property Option Agreement

On October 28, 2004, we entered into an agreement with Max Braden of Yellowknife, Northwest Territories, whereby he granted us the sole and exclusive right and option to acquire an 80% undivided right, title and interest in and to the Gab claim subject to certain obligations.   On December 31, 2005, we entered into an amending agreement with Mr. Braden whereby we paid him $1,000 to extend the obligation deadlines. These obligations , as amended, are as follows:

•     pay to Max Braden $1,000 upon execution of the agreement (paid);

•     provide funding of minimum cumulative expenditures for

      exploration and development work on the claim in the following manner:

-     $10,000 of expenditures to be incurred, or caused to be

            incurred, by June 1, 2005 (completed); and

      -     No less than a further $50,000 of expenditures to be

            incurred, or caused to be incurred by December 31, 200 6 ;

            and

      -     No less than a further $100,000 of expenditures to be

            incurred, or caused to be incurred by December 31, 200 7 ;

•     pay or cause to be paid, to Max Braden, or on Braden’s behalf as we may determine, all claim payments and assessment work required to keep the claim and this option in good standing during the term of the agreement.

The terms of this agreement, including the percentage of the property under option, were determined by negotiation between our directors and the owner of the property, Mr. Braden.

Title to the Gab Property

The Gab property consists of one mineral claim comprising 929.7 acres.  This claim is registered in the name of Max Braden, the optionor of the property.  The claim was created on May 28, 2003 and is in good standing until May 28, 2006.  This means that we must complete at least $100 in exploration work on the claim by that date in order to extend the claim expiry date by one year, to May 28, 2007.

A “claim” refers to a specific section of land over which a title holder owns rights to explore.  We have an option to purchase an 80% interest in the Gab property from the claim owner, Max Braden.  He will transfer title to the claim to us if we exercise the option.

Infrastructure and Condition of the Property

The Gab claim is free of mineral workings.  There is no equipment or other infrastructure facilities located on the property.  There is no power source located on the property.  We will need to use portable generators if we require a power source for exploration of the Gab claim.

Mineralization

The Gab property is underlain by the metasedimentary rocks of the area.  Metasedimentary rocks form in layers which have been subject to some degree of change due to volcanic heat and pressure.

The most prospective exploration area of the property is a gold-bearing vein.  A vein is a regularly shaped and lengthy occurrence of mineralization.  Through prior exploration that is detailed in Mr. Glen Macdonald’s geological report on the Gab property, the vein has been traced along the surface rock.  Rock samples from the vein have contained anomalous amounts of gold.  A sample is anomalous if it contains a significantly higher amount of a mineral than is found in nearby or typical rocks.

Exploration History

Early exploration work on the Gab claim was reported in the 1940s and consisted of several drill holes.  No further physical work was reported on the claim until the 1980’s.  Treminco Explorations Canada Ltd. optioned the property and carried out programs of limited geological mapping during 1986.  Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

The claim lapsed and was staked by Max Braden, its current owner, in 2003.  He has not conducted any exploration on the Gab claim.

Geological Assessment Report: Gab Property

We commissioned Mr. Glen Macdonald to prepare a geological report on the Gab property.  Mr. Macdonald holds bachelor degrees in economics and geology from the University of British Columbia and has practiced his profession as a geologist for over 28 years.  He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.  The report summarizes the results of prior exploration and makes recommendations for further exploration.

Conclusions

In his report, Mr. Macdonald concluded that the Gab claim has the potential to host significant amounts of mineralization and that intensive exploration of the property is warranted.

Mr. Macdonald recommended a two phase exploration program to further delineate the mineralized system currently recognized on the Gab Claim.

The program consists of air photo interpretation of the structures, geological review, both regionally and detailed on the area of the main showings followed with geological mapping and geophysical surveying using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional survey.  Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.  Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.  Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

The effort of this exploration work is to define and enable interpretation of a follow-up diamond drill program, so that the known mineralization and the whole property can be thoroughly evaluated with the most up to date exploration techniques.

We completed the first phase of exploration and part of the second phase of exploration in May 2005.  Our consulting geologist, Glen Macdonald, completed the phase one geological and air photo review of the property.  By analyzing air photos of the Gab property found in government records and conducting a property visit, he was able to identify the location of significant rock exposure on the claims and areas where previous exploration was conducted.  Based on this initial review, Mr. Macdonald identified property areas for follow-up phase two exploration.

Mr. Macdonald commenced the phase two exploration program in May 2005 and it is still ongoing.  He has gathered various rock samples from the property for mineral analysis.  As he has received the results from the laboratory which indicate the gold content of the rock, Mr. Macdonald is completing the geological mapping of the property.  He will then conduct a geophysical survey of the property and then prepare a report compiling the results and recommending further exploration.

Proposed Budget

Approximate costs for the recommended phase two program is as follows:

Phase Two:

1. Detailed Geological Mapping                          $ 3,200

2. Geophysical Surveying                                $ 4,000

3. Assaying                                             $ 1,000

4. Helicopter support (1.5 hours @ $1,000/hour)         $ 1,800

                                                        -------

Total Phase II Costs:                                   $10,000

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Northwest Territories specifically.

The Mineral Tenure Act of the Northwest Territories requires that we complete a minimum of $100 worth of exploration work on the Gab property per year in order to maintain our interest in the claim.

In addition, we will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C., 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

                        Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase two exploration program on the Gab property.  We anticipate that the balance of the cost of this program will be approximately $5,000.  We commenced the phase two program in May 2005 .  Due to winter weather conditions in the vicinity of the Gab property, we will not be able to complete this exploration phase until approximately April 2006 ..  We have retained Glen Macdonald, a professional geologist to conduct this exploration work.  The cost of his services are included in our budget for the phase two program.

We will lose our entire interest in the Gab claim if we don’t complete the following minimum exploration expenditures on the property by the noted dates:

-  an additional $50,000 of expenditures by December 31, 200 6 ; and

-  an additional $100,000 of expenditures by December 31, 200 7 ..

In the next 12 months, we also anticipate spending an additional $50,000 on further recommended exploration, as well as an additional $10,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $65,000.  We have the cash on hand necessary to pay for the remainder of the phase two exploration program.

We will require additional funding in order to cover all of our anticipated administrative expenses, to proceed with additional recommended exploration work on the property and to finance our operations in the first twelve months following the effectiveness of our registration statement.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock.  We expect that any such sales will be to current stockholders or friends and business associates of our directors and officers.  Our directors and officers may also lend funds to us, although we do not have any particular arrangements in this regard.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or from to fund all contemplated exploration.  We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through October 31, 2005

We have not earned any revenues from our incorporation on August 13, 2004 to October 31, 2005.  We do not anticipate earning revenues unless we enter into commercial production on the Gab property, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $ 21,038 for the period from our inception on August 13, 2004 to October 31, 2005.  These operating expenses were comprised of $1 9 3 in office and sundry, $1,500 in organization costs, $ 8,345 in professional fees, and $11,000 in mineral property costs, including exploration and option payments.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We have the sole and exclusive right and option to acquire an 80% undivided right, title and interest in and to one mineral claim comprising the Gab property.  We do not own or lease any property other than the Gab property.

            Certain Relationships And Related Transactions

Our president, Eugene Larabie, provides office space to us free of charge on a month-to-month basis.  There are no formal lease arrangements between Mr. Larabie and us.  In addition, we are not committed to pay rental expense and operating costs related to the space.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;

  *  Any person proposed as a nominee for election as a director;

  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  *  Our sole promoter, Eugene Larabie;

  *  Any member of the immediate family of any of the foregoing persons.

In order to ensure that our interests are protected in any transactions with our officers or their other business interests, our bylaws provide that each officer who holds another office or possesses property that may lead to a conflict of interest shall, in writing, disclose the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 28 registered shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock are available for resale to the public after September 8, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 43,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on

   Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on August 13, 2004 to January 31, 2005, our fiscal year end, and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other

                                        Stock    SARs  payouts Comp

Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)

_______________________________________________________________________

Eugene   Pres. 2005   $0     0      0        0          0        0

Larabie  CEO

         Sec.

         Tres.

         & Dir

Barry    Dir.  2005   $0     0      0        0          0        0

Brown

Messrs. Larabie and Brown do not intend to receive compensation for their services in the future.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Larabie or Mr. Brown. We do not pay them any amount for acting as directors.

Financial Statements

Index to Financial Statements:

1. Audited financial statements for the period ending January 31, 2005, including:

  a. Report of Independent Registered Public Accounting Firm;

  b. Balance Sheet;

  c. Statement of Operations;

  d. Statement of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to the Financial Statements

2. Unaudited financial statements for the period ending October 31,

   2005, including:

  a. Balance Sheet;

  b. Statement of Operations

  c. Statement of Cash Flows; and

  d. Statement of Stockholders’ Equity;

  e. Notes to Financial Statements

PALOMINE MINING INC.
(An Exploration Stage Company)
INTERIM BALANCE SHEET

ASSETS

	October 31	January 31
	2005	2005
	(Unaudited)	(Audited)

Current Assets
Cash	2744	23160

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	582	6200

Stockholders' Equity (deficit)

Share Capital - Common stock (Note 4)
Authorized 75,000,000 shares with par value $0.001
Issued and outstanding 4,300,000 shares	4300	4300

Additional paid-in capital	18900	18900

(Deficit) accumulated during development stage	(21038)	(6240)

Total stockholders' equity	2162	16960

Total liabilities and stockholders' equity	2744	23160

The accompanying notes are an integral part of these financial statements.

PALOMINE MINING INC.
(An Exploration Stage Company)
INTERIM STATEMENT OF OPERATIONS
0

			13/08/2004	13/08/2004
			(Inception)	(Inception)
			to	to
	3 mo ended	9 mo ended	Year Ended	Period Ended
	31/10/2005	31/10/2005	31/01/2005	31/10/2005

Revenue	-	-	-	-

Total revenue	-	-	-	-

Expenses

Mineral Property Option Payments (Note 3)	$0	$10,000	$1,000	$11,000
Office and sundry	$31	$154	$40	$193
Organization Costs	$0	$0	$1,500	$1,500
Professional fees	$1,266	$4,645	$3,700	$8,345

Total operating expenses	$1,296	$14,798	$6,240	$21,038

Net (loss) for the period	($1,296)	($14,798)	($6,240)	($21,038)

Net (loss) per share - basic and fully diluted	(0.00)		(0.00)

Weighted average number of common shares
outstanding - basic and fully diluted	4,300,000		1,489,041

The accompanying notes are an integral part of these financial statements.

PALOMINE MINING INC.
(An Exploration Stage Company)
INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
For the period from inception, August 13, 2004 to October 31, 2005
0

				(Deficit)
				Accumulated
				During	Total
				Development	Stockholders'
			Additional	Stage	Equity
	Issued	Amount	Paid-In Capital		(Deficit)

Balance, August 13,2004	-	-	-	-	-
(Date of Incorporation)

Shares issued for cash:
September 8, 2004 at $0.001	2,000,000	$2,000	-	-	$2,000
October 4, 2004 at $0.001	1,200,000	$1,200	-	-	$1,200
October 26, 2004 at $0.01	1,000,000	$1,000	$9,000	-	$10,000
October 29, 2004 at $0.10	100,000	$100	$9,900	-	$10,000

Net (loss)
August 13, 2004 (Inception) to y/e January 31, 2005				($6,240)	($6,240)

Balance Year End January 31, 2005	4,300,000	$4,300	$18,900	($6,240)	$16,960

Net (Loss)
Nine month period ended October 31, 2005				($14,798)	($14,798)

Balance October 31, 2005	4,300,000	4,300	18,900	-21,038	2,162

The accompanying notes are an integral part of these financial statements.

PALOMINE MINING INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

			13/08/2004	13/08/2004
			(Inception)	(Inception)
			to	to
	3 mo ended	9 mo ended	Year Ended	Period Ended
	31/10/2005	31/10/2005	31/01/2005	31/10/2005

Cash flows from operating activities

Net (loss) for the period	(1296)	(14798)	(6240)	(21038)

Adjustments to Reconcile Net Loss To Net Cash Used
By Operating Activities

Accounts payable and accrued liabilities	13	(5618)	6200	582

Net cash (used) by operating activities	(1283)	(20416)	(40)	(20456)

Cash flows from financing activities

Issuances of common stock	0	0	23200	23200

Net increase (decrease) in cash	(1283)	(20416)	23160	2744

Cash beginning	4027	23160	0	0

Cash ending	2744	2744	23160	2744

Supplemental disclosures

Interest paid	-	-	-	-
Income taxes paid	-	-	-	-

The accompanying notes are an integral part of these financial statements.

PALOMINE MINING INC.

(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

OCTOBER 31, 2005

(Unaudited)

(Stated in U.S. Dollars)

1.

BASIS OF PRESENTATION, NATURE AND CONTINUANCE OF OPERATIONS

The unaudited financials statements as of October 31, 2005 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  It is suggested that these financial statements be read in conjunction with the January 31, 2005 audited financial statements and notes thereto.

The Company was incorporated in the State of Nevada on August 13, 2004, and its intended year end is January 31st.  The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Northwest Territories, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $21,038 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events,

PALOMINE MINING INC.

(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

OCTOBER 31, 2005

(Unaudited)

(Stated in U.S. Dollars)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Mineral Property Costs

The Company has been in the exploration stage since its formation on August 13, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

b)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar.  The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

PALOMINE MINING INC.

(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

OCTOBER 31, 2005

(Unaudited)

 (Stated in U.S. Dollars)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)

Financial Instruments

The carrying value of cash, and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

e)

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

f)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”.  This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)

Basic and Diluted Net Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of common stock outstanding during the period.  Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period.  As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

PALOMINE MINING INC.

 (An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

OCTOBER 31, 2005

(Unaudited)

 (Stated in U.S. Dollars)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

i)

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  At October 31, 2005, the Company had no cash equivalents.

j)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

3.

MINERAL PROPERTY

Pursuant to a mineral property option agreement dated October 28, 2004, the Company was granted an option to acquire a 100% undivided right, title and interest in one mineral claim unit, known as the Gab claim, located approximately 80 miles northeast of Yellowknife, Northwest Territories, Canada, for:

a)

Cash Payments

Cash payment of $1,000 upon execution of the Agreement (paid on February 28, 2005).

b)

Expenditure Commitments

Expenditures for exploration and development work on the Claim totaling at least $160,000 by December 31, 2006, which work shall be conducted by the Company under the direction of a qualified geologist or project engineer, as follows:

PALOMINE MINING INC.

(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

OCTOBER 31, 2005

(Unaudited)

 (Stated in U.S. Dollars)

3.

MINERAL PROPERTY (Continued)

-

$10,000 in expenditures on the Claim by June 1, 2005 (paid May 1, 2005);

-

an additional $50,000 in expenditures on the Claim by December 31, 2005; and

-

an additional $100,000 in expenditures on the Claim by December 31, 2006.

c)

Assessment Work

All Claim payments and assessment work required to keep the Claim and this Option in good standing during the term of this Agreement.

4.

SHARE CAPITAL

On September 8, 2004, the Company sold 2,000,000 shares of its common stock at $0.001 per share.  On October 4, 2004, the Company sold 1,200,000 shares of its common stock at $0.001 per share.  On October 26, 2004, the Company sold 1,000,000 shares of its common stock at $0.01.  On October 29, 2004, the Company sold 100,000 shares of its common stock at $0.10 per share.

At October 31, 2005, there were no outstanding stock options or warrants.

5.

RELATED PARTY TRANSACTIONS

During the period, the president of the Company provided office space to the Company free of charge on a month-to-month basis.  There are no formal lease arrangements between the president and the Company.  In addition, the Company is not committed to pay rental expense and operating costs of the office space.

                         Changes In And Disagreements With Accountants on

                   Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper

      personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by

      law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the

      bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $     27.07 Transfer Agent Fees                                         $  1,000.00

Accounting fees and expenses                                $  3,000.00

Legal fees and expenses                                     $  1,500.00

Edgar filing fees

                              $  1,500.00

                                                            -----------

Total                                                       $  7,027.07

                                                            ===========

                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on September 8, 2004.  The total amount received from this offering was $2,000.  As part of this offering, we issued 1,000,000 shares of our common stock to Mr. Eugene N. Larabie and 1,000,000 shares to Mr. Barry Brown.  Mr. Larabie is our president, chief executive officer, secretary, treasurer and a director.  Mr. Brown is a director.

These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.001 per share to a total of six purchasers on October 4, 2004.   The total amount received from this offering was $1,200.  We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares

          -----------------------          ----------------

          Jerold Bradley                       200,000

          William Campbell                     200,000

          Nazim Gillani                        200,000

          Deanna Sauve                         200,000

          Florence Brown                       200,000

          William S. Elston                    200,000

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of ten shareholders on October 26, 2004.  The total amount received from this offering was $10,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers were as follows:

          Name of Shareholder              Number of Shares

          -----------------------          ----------------

          James Tong                           100,000

          M. O. David Sioson                    65,000

          Danilo K. Lacsamana                  130,000

          Maximino S. Sioson                    75,000

          Sze Wai Lee                          140,000

          S. W. Danny Tong                      65,000

          S. Y. Richard Tong                    80,000

          Linda Liu                            170,000

          A. Such Man Tong                     100,000

          Lai Chun Fung Tong                    75,000

We completed an offering of 100,000 shares of our common stock at a price of $0.10 per share to a total of 10 shareholders on October 29, 2004.  The total amount received from this offering was $10,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers were as follows:

          Name of Shareholder              Number of Shares

          -----------------------          ----------------

          Chris Dowsley                          8,500

          Jason Swan                            12,000

          Omer Sauve                             9,000

          Randall Pow                           15,000

          Kimberly O’Reily                       6,000

          Scott Schumacher                       9,000

          Ryan Swan                             10,000

          Jennifer Harrison                      7,500

          Sydney Wharton                        18,000

          Dana Tosoni                            5,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits

Exhibit

Number    Description

  3.1*    Articles of Incorporation

  3.2*    Bylaws

  5.1 ***  Legal opinion of Joseph I. Emas, with consent to use

 10.1*    Mineral Property Option Agreement dated October 28, 2004

 10.2     Mineral Property Amending Agreement dated December 31, 2005

 23.1     Consent of Morgan & Company, Chartered Accountants

 23.2**   Consent of Glen Macdonald, professional geologist

* filed as an exhibit to our registration statement on Form SB-2 on

  March 21, 2005.

** filed as an exhibit to our registration statement on Form SB-2 on

   April 22, 2005.

*** filed as an exhibit to our registration statement on Form SB-2 on

   April 22, 2005.

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells

       securities, a post-effective amendment to this registration statement to:

      (a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b)  reflect in the prospectus any facts or events which,

           individually or together, represent a fundamental

           change in the information set forth in this registration

           statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total

           dollar value of securities offered would not exceed that

           which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the

           volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the

           “Calculation of Registration Fee” table in the effective

           registration Statement; and

      (c)  include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the

       Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

       securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide

       offering thereof.

3.     To remove from registration by means of a post-effective

       amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the

Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise,

we have been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 2, 2006 ..

Palomine Mining Inc.

By:/s/ Eugene N. Larabie

                              ------------------------------

                              Eugene N. Larabie

                              President, Chief Executive Officer,

                              Principal Accounting Officer

                              Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED

        DATE

/s/ Eugene N. Larabie   President, Chief Executive     February 2, 2006

----------------------- Officer, Secretary, Treasurer,

Eugene N. Larabie       Principal Accounting Officer,

                        Principal Financial Officer

                        and Director

/s/ Barry Brown         Director

-----------------------                                February 2, 2006

Barry Brown